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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): MAY 27, 1998
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                           CREATIVE BIOMOLECULES, INC.
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             (Exact name of registrant as specified in its charter)


    DELAWARE                         0-19910                     94-2786743
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(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


                 45 SOUTH STREET, HOPKINTON, MASSACHUSETTS 01748
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (508) 782-1100
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ITEM 5.    OTHER EVENTS.

      On May 27, 1998 (the "Issuance Date"), Creative BioMolecules, Inc. (the "Company") issued 25,000 shares of Series 1998/A Convertible Preferred Stock with a stated value of $1,000 per share (the "Preferred Stock"), for aggregate proceeds of $25,000,000. The shares were sold to three institutional investors (the "Investors") in a private equity offering pursuant to Regulation D of the Securities Act of 1933, as amended. The following summary of certain terms of the Preferred Stock is qualified in its entirety by reference to the Certificate of Designations of the Series 1998/A Convertible Preferred Stock and the Form of Subscription Agreement filed as Exhibits 3.3 and 10.54, respectively, to this Current Report on Form 8-K.

      Each share of Preferred Stock is convertible into the number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), equal to (i) the stated value ($1,000) plus an accrued amount of 5% per annum of the stated amount from the Issuance Date of the Preferred Stock, divided by
(ii) the Conversion Price. The conversion price is equal to the average of the five lowest closing bid prices of the Common Stock during the twenty consecutive trading days immediately preceding the conversion date (the "Conversion Price"). From the Issuance Date through May 27, 1999, the Conversion Price may not exceed $10.00. From May 28, 1999 through January 25, 2000, the Conversion Price may not exceed $11.00. From the Issuance Date through January 25, 2000, portions of the outstanding Preferred Stock may be converted into shares of Common Stock at the Company's option if the market price of the Common Stock exceeds certain thresholds.

      The Investors are subject to certain limits on the number of shares of Preferred Stock they can convert. From the Issuance Date through May 1999, no more than 175,000 shares of Common Stock per month may be issued pursuant to conversions of the Preferred Stock at Conversion Prices below $10.00. From June 1999 through January 2000, no more than 150,000 shares of Common Stock per month may be issued pursuant to conversions of the Preferred Stock at Conversion Prices below $7.00. No Investor will be permitted at any time to convert Preferred Stock which would result in such Investor then owning more than 4.9% of the then outstanding Common Stock.

      The Preferred Stock is subject to redemption at varying percentages of the original stated value; plus the accrual amount. The Company may redeem all or a portion of the Preferred Stock (i) at a redemption percentage of 115% or
(ii) if the market price of the Common Stock falls below certain thresholds, at a redemption percentage of 105%. The Company may also redeem the Preferred Stock in connection with certain acquisitions of the Company, at redemption percentages ranging from 125% to 135%. Upon the occurrence of certain events described in the Certificate of Designations, the Company may be required to redeem the Preferred Stock at a redemption percentage of 110%. If the market price of the Common Stock falls below certain thresholds, the Company may be required to redeem a portion of the outstanding Preferred Stock at a redemption percentage of 100%.



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      Any shares of Preferred Stock not converted into Common Stock by May 2001 will convert into Common Stock at the then effective Conversion Price. Pursuant to the terms of the Certificate of Designations of the Series 1998/A
Convertible Preferred Stock, in addition to other covenants, the Company has agreed to certain limitations on the incurrence of additional indebtedness.

      The Company has agreed to file a registration statement for the resale of the Common Stock issuable upon conversion of the Preferred Stock within twenty days of the Issuance Date. The Company may be required to redeem the Preferred Stock at par if the registration statement is not declared effective within 90 days of the Issuance Date.

      Diaz & Altschul Capital, LLC was the placement agent in the transaction. In consideration for its services as placement agent, the Company paid Diaz & Altschul Capital, LLC a fee of $1,187,500.

      The Company's press release announcing the sale of the Series 1998/A Preferred Stock is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

(c)   Exhibits.

      3.3 Certificate of Designations of the Series 1998/A Convertible Preferred Stock.

      10.54    Form of Subscription Agreement dated May 22, 1998.

      99.1     Press Release dated May 29, 1998.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Creative BioMolecules, Inc.
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                                    (Registrant)



Date: June 5, 1998                  /s/ Wayne E. Mayhew III
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                                    Wayne E. Mayhew III
                                    Vice President, Chief Financial
                                    Officer, Treasurer and Secretary